UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2024

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2024, Monroe Capital Income Plus Corporation (the “Company”) entered into a senior secured term credit facility (the “Credit Facility”) with Goldman Sachs Bank USA through a newly-created wholly-owned subsidiary, MC Income Plus Financing SPV III LLC (the “SPV”). In connection with this Credit Facility, the Company, as collateral manager, the SPV, as borrower, and each of the other parties thereto entered into a Credit Agreement, dated as of March 28, 2024 (the “Credit Agreement”). The Company, as seller, and the SPV, as buyer also entered into a Purchase and Contribution Agreement, dated as of March 28, 2024 (the “Purchase and Contribution Agreement”). The Company, as collateral manager, the SPV, as pledger, and each of the other parties thereto also entered into a Securities Account Control Agreement, dated as of March 28, 2024 (the “Account Control Agreement”).

The Credit Facility will allow the SPV to borrow an aggregate principal amount of up to $100 million. The maturity date of the Credit Facility is on or around April 5, 2029, unless there is an earlier termination of the Credit Facility or event of default thereunder. Borrowings under the Credit Facility will bear interest at the Adjusted Term Secured Overnight Financing Rate (“SOFR”) plus an applicable margin rate of 2.95% per annum.

The Credit Facility contains representations and warranties and affirmative and negative covenants customary for secured financings of this type. The Credit Facility also contains customary events of default (subject to certain grace periods, as applicable), including but not limited to the nonpayment of principal, interest or fees; breach of covenants; voluntary or involuntary bankruptcy proceedings; and change of control of the borrower.

Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Facility, and is qualified in its entirety by reference to the copies of each of the Credit Agreement, the Purchase and Contribution Agreement, and the Account Control Agreement, each of which are filed as exhibits to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Credit Agreement, dated as of March 28, 2024, by and among the Company, as collateral manager, MC Income Plus Financing SPV III LLC, as borrower, Goldman Sachs Bank USA, as syndication agent, administrative agent and calculation agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as collateral custodian.

10.2	Purchase and Contribution Agreement, dated as of March 28, 2024, by and among the Company, as seller, and MC Income Plus Financing SPV III LLC, as buyer.

10.3	Securities Account Control Agreement, dated as of March 28, 2024, by and among MC Income Plus Financing SPV III, LLC, as pledger, U.S. Bank Trust Company, National Association, in its capacity as collateral agent, and U.S. Bank National Association, as securities intermediary.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: March 29, 2024	By:	/s/ Lewis W. Solimene, Jr.
Lewis W. Solimene, Jr.
Chief Financial Officer and Chief Investment Officer